Exhibit 10.12
ASSUMPTION AND MODIFICATION OF NOTE AND LOAN AGREEMENT
     THIS ASSUMPTION AND MODIFICATION OF NOTE AND LOAN AGREEMENT (“Agreement”) executed this 25th day of October 2007, by and among LEVITT AND SONS, LLC, a Florida limited liability company (“Original Borrower”), LEVITT CORPORATION, a Florida corporation (“New Borrower”), and AMTRUST BANK, a federal savings bank, f/k/a OHIO SAVINGS BANK, a federal savings bank (“Lender”).
WITNESSETH:
     WHEREAS, Original Borrower executed and delivered to Lender a Revolving Promissory Note dated March 21, 2007 in the original principal amount of One Hundred Million Dollars ($100,000,000) (“Original Note”); and
     WHEREAS, in connection with the Original Note the Original Borrower and Lender executed a Revolving Working Capital, Land Acquisition and Development and Residential Construction Borrowing Base Facility Agreement dated March 21, 2007 in connection with Loan No. 1001839 (“Loan Agreement”); and
     WHEREAS, the Original Note is secured by a Mortgage and Security Agreement dated March 22, 2007 executed by Levitt and Sons of Jasper County, LLC, a South Carolina limited liability company (“Mortgagor”) recorded in OR Volume 531, Page 168 of the Public Records of Jasper County, South Carolina (“Mortgage”), and an Assignment of Rents and Leases and Agreements Effecting Real Estate executed by Mortgagor in favor of Lender dated March 21, 2007, recorded in OR Volume 531, Page 179 of the Public Records of Jasper County, South Carolina (“Assignment of Rents and Leases”); and
     WHEREAS, New Borrower has acquired all of the issued and outstanding membership interest in Mortgagor (“Membership Interest”) and the Lender has consented to the transfer of such Membership Interest from Original Borrower to New Borrower; and
     WHEREAS, New Borrower, by and through the conveyance of the Membership Interest from Original Borrower, is desirous of assuming all of Original Borrower’s rights, interest and obligations under the Original Note, the Loan Agreement and the other Loan Documents (as hereinafter defined) as such documents have been modified simultaneously herewith (collectively “Other Loan Documents”);
     NOW, THEREFORE, in consideration of the premises and for Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto covenant and agree as follows:
     1. The New Borrower hereby assumes all of Original Borrower’s obligations under the Original Note, the Loan Agreement and the Other Loan Documents all as modified by this Agreement and agrees to pay Lender the outstanding principal balance due on the Original Note secured by the Mortgage and Assignment of Rents and Leases. As of the date hereof, the current aggregate outstanding principal balance under the Original Note is Thirty-Four Million One Hundred Seven Thousand Nine Hundred Dollars ($34,107,900) which includes the Fifteen Million Dollars ($15,000,000) outstanding pursuant to the Working Capital Line and advances under the Loan Agreement. New Borrower agrees to repay such principal indebtedness and all interest which accrues thereon in accordance with the terms of the Original Note as modified hereby and as hereafter evidenced by that certain Amended and Restated Note in the amount of One Hundred Million Dollars ($100,000,000). Original Borrower and New Borrower acknowledge and agree that as of the date hereof there is no default under the Note, Loan Agreement, the Mortgage, Assignment of Rents and Leases or any other document executed in connection with the Note (collectively, “Loan Documents”). Original Borrower and New Borrower waive any claims under the Loan Documents and release the Lender for any claims thereunder (other than the obligations of the Lender under the Loan Documents to be performed after the date hereof).
     2. Simultaneous with the execution of this Agreement, the New Borrower shall execute and deliver to Lender an amended and restated promissory note evidencing the assumption of the Original Note set forth herein (“Amended and Restated Note”), which Amended and Restated Note shall be in the form of Exhibit A attached hereto.
     3. The Loan Agreement is amended as follows:
          (i) Omitted Intentionally.
          (ii) The Borrower is hereby amended from Levitt and Sons, LLC to Levitt Corporation.
          (iii) Omitted Intentionally.
          (iv) Sections 1.31 and 2.4 are deleted in their entirety. Accordingly, the Expiration Date shall be March 20, 2009 and the Maturity Date shall be March 20, 2011.
          (v) Section 1.34 is amended to read: Guaranty means the Unconditional Continuing Guaranty And Indemnity Agreement executed by the Project Guarantors as required herein and shall no longer apply to the Unconditional Continuing Limited Guaranty of the Working Capital Line Guarantor.
          (vi) The A&D Addendum for Tradition South Carolina consisting of approximately one hundred fifty (150) acres within a master plan community located in the City of Hardeeville, Jasper County, South Carolina is hereby amended to be in the form of the A&D Project Allocation set forth on Exhibit B attached hereto and made a part hereof.
          (vii) Section 1.42 is amended to reflect that the Amended and Restated Note is a Note. The Note evidences all monies owed pursuant to the Loan including the outstanding balance of the Working Capital Line. The Note (which includes the outstanding amount of the Working Capital Line) shall be secured by the Mortgage and Assignment of Rents and Leases.
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          (viii) Section 1.48 is amended to add the term “Released Property”. The term “Released Property” shall mean any portion of the Property encumbered by any Mortgage which is released from the lien and encumbrance of the Mortgage.
          (ix) Sections 1.56, 1.59 and 1.60 are all deleted in their entirety.
          (x) The provisions of Sections 1.22, 1.54, 5.7 and 5.9 and other applicable sections of the Loan Agreement are amended to reflect that the time period for proceeding with development and/or construction and with respect to any Curtailment Requirements (including the dates for Curtailment) and Maximum Holding Periods shall be abated until Borrower or Project Guarantor, with Lender’s consent, commences construction of improvements, other than the up to the 14 models and infrastructure improvements, and at which time all abated time periods shall be extended by a time to be reasonably determined by the Lender (“Abatement Period”). If the Borrower commences construction of any model(s), the Borrower or Project Guarantor shall proceed diligently to complete such model. The Borrower shall determine in its business judgment what portions of the infrastructure improvements it shall construct.
          (xi) Section 2.6 is amended to reflect that the Working Capital Line shall remain in full force and effect; provided, however, simultaneous with the execution of this Agreement, the Working Capital Line shall no longer be a revolving line and there shall be no additional advances of the Working Capital Line after the date hereof but shall be paid as provided in the Note, the Working Capital Line guarantor’s guaranty has been terminated and the Lender’s security interest in the Working Capital Line Collateral has been terminated and released.
          (xii) Section 4.4.1 is amended to reflect that the Lender will fund one hundred percent (100%) of the hard and soft costs incurred from time to time in connection with the Project (subject to the appraisal tests as set forth in the Loan Agreement) and the Borrower is not required to fund twenty percent (20%) of Equity Funds (except to the extent the appraisal test would require the Borrower to fund to satisfy such appraisal requirement for a funding).
          (xiii) Sections 5.5 is deleted in its entirety.
          (xiv) Partial Releases. In addition to the provisions already set forth in Paragraph 6, the Borrower shall be entitled to release portions of the Property encumbered by the Mortgage upon payment to Lender of a partial release price equal to the greater of: (i) the “Minimum Amount” (as hereinafter defined); or (ii) sixty-five percent (65%) of the sales price paid for such portion of the Property (if applicable) without regard to whether or not the Property being released or remaining to be released has been legally subdivided; provided that the Property remaining to be released after the release of any Property from the lien of the Mortgage shall be a commercially developable parcel having access for ingress, egress and utilities over dedicated roads and/or perpetual easements. The “Minimum Amount” shall mean an amount reasonably agreed to by Borrower and Lender, which amount is one hundred twenty percent (120%) of the product of (a) the “Collateral Reduction Percentage,” multiplied by (b) the then outstanding principal balance of the Loan (excluding the Working Capital Line portion of the Note). As used herein, the term “Collateral Reduction Percentage” shall mean the percentage equal to (a) the appraised value of the Released Property, divided by (b) the appraised value of
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all of the Property then encumbered by the Mortgage, each as determined by a current Appraisal. The parties agree to act reasonably to compute the Minimum Amount. It is the intent of the parties that the Lender will not be funding any Units other than up to fourteen (14) models as contemplated by the Budget.
               The Lender acknowledges that a plat in the form of Exhibit J has been recorded. The Lender consents to Mortgagor exchanging deeds in the form of deeds attached as Exhibit J and will release the portion of the Property being conveyed to Core Communities of South Carolina, LLC (“Core”) on Exhibit J at such time as Core conveys to the Mortgagee the property as provided on Exhibit J (“Extra Land”) free of mortgages subject to exceptions to title similar to the balance of the Property and the Extra Land is spread and encumbered by the Loan Documents including the Mortgage and Assignment of Rents and Leases. The exchange contemplated in this section is subject to the Lender’s reasonable approval of the lands being exchanged.
          (xv) Section 6.10 is amended to add that the Lender hereby consents to the creation of a municipal improvement district (“MID”) with respect to the Property encumbered by the Mortgage in accordance with the notice of proposed creation of municipal improvement district, a copy of which is attached hereto and made a part hereof as Exhibit C.
          (xvi) Section 7.4, 8.1, 8.10, 9.2 and 12 are amended to reflect that the Lender consents to the creation of MID and such lien is a Permitted Exception under the Loan Documents.
          (xvii) Section 7.7 is amended to reflect and consent to any litigation set forth in the Borrower’s SEC filings. There is no litigation against New Borrower that would have a Material Adverse Effect.
          (xviii) Sections 9.1, 9.3, 9.4 and 9.5 are all deleted in their entirety.
          (xix) Omitted Intentionally.
          (xx) Schedule 1 of the Loan Agreement is deleted in its entirety and Exhibit D attached hereto and made a part hereof is substituted in lieu thereof as the Schedule 1.
          (xxi) Schedule 2 of the Loan Agreement is deleted in its entirety and the following Exhibit E attached hereto and made a part hereof is substituted in lieu thereof as the Schedule 2.
          (xxii) Exhibit A to the Loan Agreement is deleted and Exhibit F attached hereto and made a part hereof is inserted in lieu thereof as Exhibit A to the Loan Agreement.
          (xxiii) Exhibit B to the Loan Agreement is deleted and Exhibit G attached hereto and made a part hereof is substituted in lieu thereof as Exhibit B.
          (xxiv) Exhibit C to the Loan Agreement is deleted in its entirety and Exhibit H attached hereto and made a part hereof is substituted in lieu thereof as Exhibit C.
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          (xxv) The Collateral Verification Certificate is amended to delete reference to Levitt and Sons, Inc. and to substitute Levitt Corporation in lieu thereof.
          (xxvi) Exhibit D to the Loan Agreement is deleted in its entirety and Exhibit I attached hereto and made a part hereof is substituted in lieu thereof as Exhibit D.
     4. The parties hereto intend that except as provided in this Agreement this Agreement shall not disturb the existing priority of the Mortgage and Loan Documents which this Agreement modifies as described above. The parties hereto further intend that this Agreement shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Mortgage or Assignment of Rents and Leases.
     5. Unless otherwise specifically provided herein, all notices to be given hereunder shall be in writing and sent to the parties as hereinafter provided, certified mail, return receipt requested, postage prepaid. Unless otherwise specifically provided herein, said notices shall be effective on the day such notice is deposited in the United States mails. No change of address shall be valid unless forwarded in accordance with the provisions of this Paragraph.
Notices as to New Borrower shall be sent to:
Levitt Corporation
2200 W. Cypress Creek Road
Fort Lauderdale, FL 33309
Attention: Seth Wise, President
Notices as to Lender shall be sent to:
AmTrust Bank
200 AmTrust Center
1801 East Ninth Street
Cleveland, OH 44114
Attn: Frank J. Bolognia, Senior Executive Vice President
     6. Lender hereby releases the Original Borrower from its obligations under the Note and all Loan Documents and Original Borrower is no longer a Borrower or maker under the Note or other Loan Documents.
     7. AS A MATERIAL INDUCEMENT FOR LENDER TO EXECUTE THIS AGREEMENT, ORIGINAL BORROWER AND NEW BORROWER DO HEREBY RELEASE, WAIVE, DISCHARGE, COVENANT NOT TO SUE, ACQUIT, SATISFY AND FOREVER DISCHARGE LENDER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS AND ITS AFFILIATES AND ASSIGNS FROM ANY AND ALL LIABILITY, CLAIMS, COUNTERCLAIMS, DEFENSES, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, AGREEMENTS, PROMISES AND DEMANDS WHATSOEVER IN LAW OR IN EQUITY WHICH THE ORIGINAL BORROWER OR NEW BORROWER EVER HAD, NOW HAVE, OR WHICH ANY PERSONAL REPRESENTATIVE, SUCCESSOR, HEIR OR ASSIGN OF ORIGINAL BORROWER OR NEW BORROWER HEREAFTER
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CAN, SHALL OR MAY HAVE AGAINST LENDER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, AND ITS AFFILIATES AND ASSIGNS, FOR, UPON OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER THROUGH THE DATE HEREOF (OTHER THAN THE OBLIGATIONS OF THE LENDER UNDER THE LOAN DOCUMENTS TO BE PERFORMED AFTER THE DATE HEREOF). ORIGINAL BORROWER AND NEW BORROWER FURTHER EXPRESSLY AGREE THAT THE FOREGOING RELEASE AND WAIVER AGREEMENT IS INTENDED TO BE AS BROAD AND INCLUSIVE AS PERMITTED BY THE LAWS OF THE STATE OF FLORIDA. SUBJECT TO THE PROVISIONS OF PARAGRAPH 6 ABOVE AS TO THE ORIGINAL BORROWER, IN ADDITION TO, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND IN CONSIDERATION OF LENDER’S EXECUTION OF THIS AGREEMENT, ORIGINAL BORROWER AND NEW BORROWER COVENANT WITH AND WARRANT UNTO LENDER, AND ITS AFFILIATES AND ASSIGNS, THAT THERE EXIST NO CLAIMS, COUNTERCLAIMS, DEFENSES, OBJECTIONS, OFFSETS OR CLAIMS OF OFFSETS AGAINST LENDER OR THE OBLIGATION OF ORIGINAL BORROWER OR NEW BORROWER TO PAY THE LOAN TO LENDER WHEN AND AS THE SAME BECOMES DUE AND PAYABLE, RECOGNIZING THE ORIGINAL BORROWER IS BEING RELEASED OF ANY OBLIGATIONS UNDER THE LOAN DOCUMENTS.
     8. THE UNDERSIGNED AND LENDER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, ANY ASPECT OF THE TRANSACTION IN CONNECTION WITH WHICH THIS DOCUMENT IS BEING GIVEN OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH SUCH TRANSACTION. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE UNDERSIGNED AND THE UNDERSIGNED ACKNOWLEDGE THAT NO ONE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE UNDERSIGNED AND LENDER FURTHER ACKNOWLEDGE HAVING BEEN REPRESENTED IN CONNECTION WITH THE TRANSACTION WITH RESPECT TO WHICH THIS DOCUMENT IS BEING GIVEN AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY THE UNDERSIGNEDS’ OWN FREE WILL, AND THAT THE UNDERSIGNED HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH SUCH COUNSEL. THE UNDERSIGNED AND LENDER FURTHER ACKNOWLEDGE HAVING READ AND UNDERSTOOD THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.
     9. New Borrower shall promptly cause this Agreement to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien of the Mortgage upon, and the interest of Lender in, the Premises. All documentary stamp taxes and intangible taxes due on the Original Note have been paid and affixed to the Mortgage. Borrower will pay all filing, administration, and recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Agreement, and all Federal, state, county and municipal taxes, duties, assessments and charges now or hereafter arising out of or in connection with the filing, registration, recording, execution and delivery of this Agreement, including, without limitation, any and all documentary stamps and/or intangible taxes. Borrower agrees to hold harmless and indemnify Lender against
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any liability incurred by reason of the imposition of any such tax, duty, assessment or charge. Borrower shall pay such sums immediately upon receipt of notice of such amounts from the authority to which they are due and payable or from Lender or its assigns. In the event Borrower fails to pay said sums, Lender or its assignee may at its option pay such taxes and/or purchase and affix such documentary stamps. Any such payment by Lender or its assignee shall be added to the indebtedness evidenced by the Amended and Restated Note and shall bear interest from the date advanced to the date of recovery in accordance with the provisions of the Amended and Restated Note or the maximum rate permissible under Florida law.
     10. All defaults under the Loan Documents existing as of the date of this Agreement shall be deemed cured and the Loan and the obligations under the Loan Documents shall be deemed current and in good standing as of the date hereof.
[SIGNATURE PAGES ON FOLLOWING PAGES]
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     IN WITNESS WHEREOF, the New Borrower and Lender have executed this Agreement effective as of the day and year noted above.

NEW BORROWER:

LEVITT CORPORATION, a Florida corporation

By:	/S/ George P. Scanlon

Print Name: George P. Scanlon Title: EVP — Chief Financial Officer
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ORIGINAL BORROWER:

LEVITT AND SONS, LLC, a Florida limited liability company

By:	/S/ Seth Wise

Print Name: Seth Wise Title: President
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LENDER:

AMTRUST BANK, a federal savings bank, f/k/a OHIO SAVINGS BANK, a federal savings bank

By:	/S/ Eric D. Edlund

Name: Eric D. Edlund Title: Vice President
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JOINDER:

The undersigned consents to the execution of this Agreement.

LEVITT AND SONS OF JASPER COUNTY, LLC, a South Carolina limited liability company

By:	/S/ Dan Grosswald

Name: Dan Grosswald Title: Chief Operating Officer
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EXHIBIT A
AMENDED AND RESTATED NOTE
Loan No. 1001839
AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

$100,000,000.00 (U.S.)	October 25th, 2007
     FOR VALUE RECEIVED, on or before the maturity date (hereinafter defined), the undersigned promises to pay to the order of AmTrust Bank, a federal savings bank, f/k/a Ohio Savings Bank, a federal savings bank (hereinafter called the “Bank” or, with its successors and assigns, the “holder”), at its principal office at 200 AmTrust Bank Center, 1801 East Ninth Street, Cleveland, Ohio 44114, or at such other place as the holder hereof from time to time may designate in writing, the principal sum of ONE HUNDRED MILLION and No/100 Dollars ($100,000,000.00) (U.S.), or such lesser amount as shall be outstanding from time to time under a line of credit established by Bank for the undersigned, with interest as hereinafter provided. Interest on the unpaid principal balance of this Note from time to time outstanding shall be payable monthly on the first day of each month at the Prime Rate. The “Prime Rate” is defined as the rate designated as the “Prime Rate” in the Money Rates table published from time to time in the Central Edition of The Wall Street Journal. If for any reason The Wall Street Journal is not published on the Rate Lock Date, the Bank shall use the first published Prime Rate prior to the Rate Lock Date. If such Prime Rate is otherwise unavailable at any time, the Bank shall select a new index or other measure appropriate as a basis for setting the rate in lieu thereof and the undersigned shall confirm such new index or other basis for setting the rate in writing to the Bank. The Prime Rate is not necessarily the lowest interest rate offered or charged by the Bank at any given time.
     Advances made under this Note shall be in the form of a continual revolving credit whereby advances may be made, repaid and readvanced from time to time; provided that the maximum principal amount which may be outstanding hereunder at any one time shall not exceed ONE HUNDRED MILLION and No/100 Dollars ($100,000,000.00) or such lesser amount as may be permitted by the terms of the Revolving Working Capital, Land Acquisition and Development and Residential Construction Borrowing Base Facility Agreement dated March 21, 2007 by and between the Bank and Levitt and Sons, LLC as amended (hereinafter referred to as the “Agreement”). The undersigned shall pay any and all documentary stamps, intangible taxes and other taxes which may be due for any Advance. The Bank shall maintain an account on its books (the “Loan Account”), which shall evidence at all times the amount from time to time outstanding under this Note. The Bank shall by appropriate entries debit to the Loan Account
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the amount of each advance hereunder, all accrued interest thereon and any other amounts due Bank with respect to this Note and shall credit to the Loan Account each payment of principal and interest on account of advances hereunder and other amounts payable hereunder. The Loan Account shall constitute prima facie evidence of all advances made by the Bank hereunder and of all other entries contained therein.
     The unpaid principal and all accrued interest thereon, if any, shall be due and payable in full on the Maturity Date (as such term is defined in the Agreement) or such earlier date as may be required hereunder or under the Agreement.
     Interest shall be determined for each day by multiplying a daily interest factor (based on the annual interest rate then in effect divided by 360) by the unpaid principal balance outstanding for such day. Interest shall be calculated and accrue on each advance of the principal of this Note from and including the day on which such advance is made.
     Subject to the provisions of Section 2.2 of the Agreement, the holder may apply any and all amounts received by it for application to the loan evidenced hereby in such order and manner as the holder in its discretion may determine. At the option of the holder, prior to the application of payments received in accordance with the provisions of Section 2.2 of the Agreement, any payment received by holder may be applied to the repayment of any sums advanced by the holder for payment of taxes, assessments, insurance premiums, or for keeping, maintaining and/or protecting the property subject to any “Mortgage” (as such term is defined in the Agreement); or the holder may require said sums so advanced to be repaid together with interest thereon at a rate which is five percent (5%) per annum higher than the rate of interest accruing from time to time in accordance with the provisions of the first paragraph of this Note (the “Default Rate”), in addition to the required monthly installments. If any of the aforesaid interest payments or any sums required to be paid under the terms hereof or of the Mortgages or the Agreement are not paid within ten (10) calendar days after the same are due and payable, the holder hereof, at its option, and in addition to any other remedies available to it, may charge the undersigned a “late charge” of five percent (5%) of each unpaid monthly installment and/or sum, to reimburse the holder hereof for the extra expense involved in handling delinquent payments, in otherwise servicing the loan evidenced by this Note and in loss to the holder of the use of the money due but not yet paid. The undersigned understands and agrees that if for any reason the undersigned fails to pay any amount due under this Note on or before the date when due, the holder shall suffer damages, but that it is extremely difficult and impractical to ascertain the extent of such damages. Therefore, the undersigned agrees that the late charge described above in this paragraph is a reasonable estimate of such damages and shall be payable not as a penalty but as agreed and liquidated damages.
     The undersigned may prepay this Note, without prepayment charge, in full or in part, at any time.
     The aforesaid monthly installments of interest are to be paid each and every calendar month irrespective of any prepayment until this Note is paid in full, and the holder hereof may, without notice, at its option, apply all or part of any such prepayment to the payment of any monthly installments not made when due.
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     The terms, covenants, conditions, stipulations and agreements contained in the Agreement are hereby made a part of this Note to the same extent as though said Agreement was fully set forth herein.
     The undersigned hereby expressly agree that time is of the essence hereof, and if the undersigned fail to pay any installment of interest within ten (10) calendar days after the same is due and payable hereunder, or fail to pay the entire indebtedness hereof when due, or if an Event of Default occurs under the Mortgages, the Agreement or any other Loan Document (as such term is defined in the Agreement), or if a default occurs (and is not cured within the applicable grace or cure period therefore) under any other note, guaranty, mortgage or other obligation of the undersigned or any Guarantor (as such term is defined in the Agreement) to the Bank, the unpaid principal balance hereof (including any amounts advanced by the holder in accordance with the Agreement or other Loan Documents and not repaid) with all accumulated interest thereon shall, at the option of the holder hereof, become immediately due and payable without further notice or demand, such notice and demand being hereby expressly waived, and shall thereafter until this Note is paid in full bear interest at the Default Rate. The undersigned recognizes that such failure to make the interest payments when due, the failure to pay the entire indebtedness when due, or the occurrence of such an Event of Default or uncured default, will result in the holder incurring additional ongoing expenses in servicing the loan evidenced by this Note and in loss to the holder of the use of the money due. Further, the undersigned understands and agrees that if for any reason the undersigned fails to pay any installment of interest when due, or fail to pay the entire indebtedness hereof when due, or if an Event of Default occurs under the Agreement or other Loan Documents, or if any default occurs under any other note, guaranty, mortgage or other obligation of the undersigned or any Guarantor to Bank and such default is not cured within the applicable cure period therefore (if any), the holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Therefore, the undersigned agrees that the Default Rate is a reasonable estimate of such ongoing damages and shall be payable not as a penalty but as agreed and liquidated damages. The undersigned expressly agrees that the Default Rate is and shall be the rate of interest which applies to any judgment debt upon the obligations contained in this Note.
     The undersigned shall pay, within ten (10) days after holder’s demand, any and all costs, fees and expenses (including reasonable attorney fees) incurred by the holder in connection with the exercise or enforcement of any of its rights, powers or remedies pursuant hereto or to the Agreement or other Loan Documents, or to otherwise obtain judicial relief in connection with the transactions which are the subject of this Note, the Agreement and other Loan Documents, whether or not litigation has been commenced (including in all trial, bankruptcy and appellate proceedings), and all such amounts shall bear interest at the Default Rate and be secured by the Loan Documents.
     Except as may otherwise be provided in the other Loan Documents, the makers, endorsers, sureties and guarantors of this Note waive demand, presentment, protest, notice of dishonor and any other type of notice of or with respect to this Note, including notice of any failure to perform or default of or by any person obligated hereon.
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     The loan evidenced hereby is for commercial or business purposes, and is not intended and will not be used for personal, family, household, educational, consumer or agricultural purposes.
     This Note is governed by the laws of the State of Florida, and the undersigned hereby consents to personal jurisdiction in any state or federal court in the State of Florida and to venue in any state or federal court in Broward County, Florida in connection with any claim, allegation, cause of action or legal proceeding relating in any way to this Note, the Agreement or any other Loan Document or any security or collateral related thereto.
     Notwithstanding any provision in this Note, the Agreement or any other Loan Document, the total liability for payments of interest and payments in the nature of interest, including all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the State of Florida or the applicable laws of the United States of America, whichever shall be higher (the “Maximum Rate”). In the event the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, which for any month or other interest payment period exceeds the Maximum Rate, all sums in excess of those lawfully collectible as interest for the period in question (and without further agreement or notice by, among or to the Bank or the undersigned) shall be applied to the reduction of the principal balance, with the same force and effect as though the undersigned had specifically designated such excess sums to be so applied to the reduction of the principal balance and the Bank had agreed to accept such sums as a prepayment of principal; provided, however, that the Bank may, at any time and from time to time, elect, by notice in writing to the undersigned, to waive, reduce or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the principal balance. The undersigned does not intend or expect to pay nor does the Bank intend or expect to charge, accept or collect any interest under this Note or under the Loan Documents greater than the Maximum Rate.
     If any term, clause or provision of this Note shall be determined by any court to be illegal, invalid or unenforceable, the illegality, invalidity or unenforceability of such term, clause or provision shall not affect the legality, validity or enforceability of the remainder thereof or of any other term, clause or provision hereof, and this Note shall be construed and enforced as if such illegal, invalid or unenforceable term, clause or provision had not been contained herein, and all covenants, obligations and agreements shall be enforceable to the full extent permitted by law.
     The obligation of the undersigned under this Note shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest, penalties, premiums and late charges, if any, on this Note and all additional payments, if any, due pursuant to the Agreement, the Mortgages and/or any other Loan Document shall have been paid and, until such payment has been made, shall not be discharged, affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the undersigned: (a) the waiver, compromise,
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indulgence, settlement, release, termination, modification or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the obligations, covenants or agreements of the undersigned under this Note, the Agreement, the Mortgages or any other Loan Document; (b) the failure to give notice to the undersigned of the occurrence of a default under the terms and provisions of this Note or any other Loan Document; (c) the release, substitution or exchange by the holder of this Note of any security held by it for the payment of any amount due pursuant to this Note or any other Loan Document (whether with or without consideration) or the acceptance by the holder of this Note of any additional security for such payments or the availability or claimed availability of any other security, collateral or source of repayment; (d) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting of the undersigned, any Guarantor or any other person or entity who, or any of whose property, shall at the time in question be obligated in respect of the debt evidenced by this Note or any part thereof; (e) any failure, omission, delay or neglect by the Bank in enforcing, asserting or exercising any right, power or remedy under this Note, the Mortgage or any other Loan Document, or at law or in equity; (f) the release of any Guarantor or any other person primarily or secondarily liable for all or any part of the debt evidenced by this Note; (g) any non-perfection or other impairment of any security; (h) any assignment or transfer by the Bank of all or any interest in this Note; (i) the invalidity or unenforceability of any term or provision in this Note or any other Loan Document; (j) any merger or consolidation involving any of the undersigned, any sale, assignment, transfer, conveyance or issuance of any membership interest, stock, partnership or other equity interest by the undersigned or any sale, transfer or conveyance by the undersigned or any other person of all or any part of such person’s interest in the undersigned or any affiliate of the undersigned; or (k) to the extent permitted by law, any event or action that would, in the absence of this clause, result in the release or discharge of the undersigned from the performance or observance of any obligation, covenant or agreement contained in this Note. The obligations of the undersigned to the Bank pursuant hereto include and apply to any payment or payments received by Bank on account of the liabilities evidenced hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver, or any other person or entity under any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar law, common law or equitable doctrine. If any action or proceeding seeking such repayment is pending or, in Bank’s sole judgment, threatened, this Note and any security interest therefor shall remain in full force and effect notwithstanding that the undersigned may not then be obligated to Bank. The obligations of the undersigned to Bank and this Note, and any security therefor, shall remain in full force and effect (or be reinstated) until Bank has received payment in full of all amounts payable to it pursuant to this Note, the Agreement and all other Loan Documents and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Bank; provided, however, that in the event the undersigned shall seek to satisfy this Note by refinancing the loan evidenced hereby and the undersigned can demonstrate its solvency as of the date of such
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refinancing, to Bank’s reasonable satisfaction, the Bank will deliver to Borrower an express waiver of its rights under this sentence.
     The undersigned expressly agrees that the Bank shall not be required first to institute any suit or to exhaust its remedies against any other person or party liable or to become liable hereunder or against any collateral or security for the loan evidenced hereby, in order to enforce this Note; and expressly agree that, notwithstanding the occurrence of any of the foregoing, the undersigned shall be and remain, directly and primarily liable for all sums due under this Note and under the Loan Documents. Upon disposition by Bank of any collateral or security for the loan evidenced hereby, the undersigned shall be and shall remain jointly and severally liable with the Guarantors for any deficiency.
     No extension, postponement, forbearance, delay or failure on the part of the holder of this Note in the exercise of any power, right or remedy hereunder, under any Mortgage, the Agreement or any other Loan Document or at law or in equity shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power, right or remedy. All rights, powers and remedies of the holder shall be cumulative and may be exercised simultaneously or from time to time in such order and manner as the holder in its sole discretion may elect.
     This note has been executed by the undersigned outside the State of Florida, and has been delivered directly to Bank at its office in Ohio. Accordingly, Florida documentary stamps are not payable on this Note. Any documentary stamps, intangible taxes or other mortgage taxes payable in connection with the execution, delivery or recording of any Mortgage shall be paid at the appropriate time and manner and shall be reflected on the Mortgage, all in accordance with the laws of the state in which the property encumbered by such Mortgage is situated.
     THE UNDERSIGNED AND THE BANK (BY ITS ACCEPTANCE HEREOF) MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, ANY ASPECT OF THE TRANSACTION IN CONNECTION WITH WHICH THIS DOCUMENT IS BEING GIVEN OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH SUCH TRANSACTION. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE UNDERSIGNED AND BANK, AND THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT NO ONE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE UNDERSIGNED FURTHER ACKNOWLEDGES HAVING BEEN REPRESENTED IN CONNECTION WITH THE TRANSACTION WITH RESPECT TO WHICH THIS DOCUMENT IS BEING GIVEN AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY THE UNDERSIGNED’S OWN FREE WILL, AND THAT THE UNDERSIGNED HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH SUCH COUNSEL. THE UNDERSIGNED FURTHER ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.
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     This Amended and Restated Promissory Note amends and restates in its entirety that certain Revolving Promissory Note dated March 21, 2007 executed by Levitt and Sons, LLC in favor of Bank (“Original Note”), which Original Note is attached hereto and made a part hereof and is superseded in its entirety by this Note. All accrued and unpaid interest on the Original Note shall be due and payable on November 1, 2007.

LEVITT CORPORATION a Florida corporation

By:	/S/ George P. Scanlon

Print Name: George P. Scanlon Title: EVP- Chief Financial Officer

EXHIBIT D - PAGE 7

EXHIBIT E
SCHEDULE 2
FINANCIAL COVENANTS
Borrower: LEVITT CORPORATION
     THIS SCHEDULE sets forth the applicable financial reporting requirements and financial covenants which are applicable to the Facility.
     A. Reporting Requirements.
Borrower shall provide the following financial information to Lender within the applicable deadlines set forth below:

Financial Covenant
Party(ies) Required	Information to Be
to Provide Information	Provided	Frequency
Levitt Corporation	CPA Audited Financial Statements on a consolidated and consolidating basis, showing the financial status of Borrower	Annually, within one hundred twenty (120) days of the applicable fiscal year end

Levitt Corporation	Financial Statements, prepared and certified by management	Quarterly, within forty five (45) days of the end of each calendar quarter, with the exception of any calendar quarter for which the applicable Financial Covenant Party is otherwise providing an annual financial statement hereunder

Levitt Corporation	Sales, Inventory Reports, Work in Progress, and Closing Reports, for all communities	Monthly, within thirty (30) days of each month end

Levitt Corporation	Certificate of Compliance	Quarterly, within forty-five (45) days of the end of each calendar quarter

Levitt Corporation	Collateral Verification Certificate	Monthly, within twenty (20) days of month end for the month being reported.

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All such financial information shall be in a format approved by Lender, in Lender’s sole discretion, and certified as true, complete, and correct by its preparer and by Borrower. In addition, together with each financial statement to be provided by Borrower to Lender, Borrower shall deliver to Lender a duly executed Certificate of Compliance in the form attached hereto as EXHIBIT “D”. Borrower shall also provide such additional information regarding the financial condition of Borrower as Lender may reasonably request.
     B. Financial Covenant.
During the term of the Loan there shall not be “Material Adverse Effect” (as hereinafter defined). “Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Borrower which would make the Borrower unable to pay the Note and/or perform its obligations under this Agreement and the Loan Documents, or (b) the validity or enforceability of this Agreement or the Loan Documents, each as determined by Lender in its reasonable discretion.
     C. Revision of Reporting Requirements and Financial Covenants.
Borrower understands that in the Event of Default, Lender may revise the Reporting Requirements and Financial Covenants applicable to Borrower from time to time based on the most current financial information provided Lender by Borrower. Borrower agrees that, notwithstanding the above, the Reporting Requirements and Financial Covenants applicable to Borrower and the Loan shall be those stated in the Schedule of Financial Covenants.
EXHIBIT E — PAGE 2

EXHIBIT J — PAGE 1